Exhibit 23.1

                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2002 [except for notes 15(b) and (c) which are as of March 25, 2002] in the Registration Statement (Pre Effective Amendment #1 to Form SB-2 No. 333-91106) and related Prospectus of Stockgroup Information Systems Inc. for the registration of 5,709,827 shares of its common stock.


                                                       /s/ ERNST & YOUNG LLP
Vancouver, Canada,
June 28, 2002.                                             Chartered Accountants